Exhibit 3.30
AMENDMENT TO BYLAWS
OF
R. J. REYNOLDS INTERNATIONAL BUSINESS GROUP, INC.
(FORMERLY KNOWN AS MSSH, INC.)
     THE UNDERSIGNED, being the Secretary of R. J. Reynolds International Business Group, Inc., a Delaware corporation (the “Company”), does hereby certify that the Board of Directors of the Company adopted the following resolutions:
     RESOLVED, that Article II, Section 1 of the Bylaws of the Company is hereby amended by deleting the first sentence of the first paragraph therein and replacing it with the following sentence:
“The number of directors who shall constitute the whole board shall be such number as the Board of Directors shall at the time have designated, except that in the absence of any such designation, such number shall be three (3).;”
     RESOLVED FURTHER, that except as amended herein, the Bylaws of the Company remain in full force and effect; and
     RESOLVED FURTHER, that the Directors of the Company are hereby authorized and directed in the name and on behalf of the Company, to take or cause to be taken all such actions, and to execute and deliver or cause to be executed and delivered all such documents and instruments as they may deem necessary or appropriate in order to carry out the purpose and intent of the foregoing resolutions.
* * *
     THE UNDERSIGNED, the Secretary of the Company, has executed and certified to this Amendment to Bylaws as of the 27th day of February, 2003.

R. J. REYNOLDS INTERNATIONAL BUSINESS GROUP, INC.
By:	/s/ McDara P. Folan, III
McDara P. Folan, III
Secretary

BYLAWS
OF
MSSH, Inc.
Adopted as of March 7, 2002
ARTICLE I — STOCKHOLDERS
     Section 1. Annual Meeting.
     An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date and at such time as the Board of Directors shall each year fix, which date shall be within thirteen months subsequent to the last annual meeting of stockholders.
     Section 2. Special Meetings.
     Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by the Board of Directors, the Chairman or the President, or as otherwise provided by law or the Certificate of Incorporation, and shall be held at such place, on such date and at such time as they or he or she shall fix, and a majority of the stockholders may call a special meeting in accordance with Section 4 of Article II of these Bylaws.
     Section 3. Notice of Meetings.
     Written notice of the place, date and time of all meetings of the stockholders shall be given, not less than ten nor more than sixty days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the Delaware General Corporation Law or the Certificate of Incorporation of the corporation).
     When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.
     Section 4. Quorum.
     At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law.
     If a quorum shall fail to attend any meeting, the Chairman of the meeting or the holders of a majority of the shares of the stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date or time.
     If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting.
     Section 5. Organization.
     Such person as the Board of Directors may have designated, or, in the absence of such a person, the President of the corporation or, in the President’s absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as Chairman of the meeting. In the absence of the Secretary of the corporation, the Secretary of the meeting shall be such person as the Chairman appoints.

     Section 6. Conduct of Business.
     The Chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to be in order.
     Section 7. Proxies and Voting.
     At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing filed in accordance with the procedure established for the meeting. No proxy shall be voted on or after three (3) years from its date, unless the proxy provides for a longer period.
     Each stockholder shall have one vote for every share of stock entitled to vote which is registered in such stockholder’s name on the record date for the meeting, except as otherwise provided herein or required by law.
     All voting, including on the election of directors, but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefor by a stockholder entitled to vote or such stockholder’s proxy, a stock vote shall be taken.
     All elections shall be determined by a plurality of the votes cast, and except as otherwise required by law, all other matters shall be determined by a majority of the votes cast.
     Section 8. Stock List.
     A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in such stockholder’s name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.
     The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.
     Section 9. Consent of Stockholders in Lieu of Meeting.
     Any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.
ARTICLE II — BOARD OF DIRECTORS
     Section 1. Number and Term of Office.
     The number of directors who shall constitute the whole board shall be such number as the Board of Directors shall at the time have designated, except that in the absence of any such designation, such number shall be one (1). Each director shall be elected for a term of one year and until such director’s successor is elected and qualified, except as otherwise provided herein or required by law.
     Whenever the authorized number of directors is increased between annual meetings of the stockholders, a majority of the directors then in office shall have the power to elect such new directors for the balance of a term and until their successors are elected and qualified. Any decrease in the authorized number of directors shall not become effective until the expiration of the term of the directors then in office unless, at the time of such decrease, there shall be vacancies on the board which are being eliminated by the decrease.
     Section 2. Vacancies.
     If the office of any director becomes vacant by reason of death, resignation, disqualification, removal or other cause, a majority of the directors remaining in office, although less than a quorum, may elect a successor for the unexpired term and until such director’s successor is elected and qualified; provided, however, that a majority of the stockholders must ratify such election at the next meeting of stockholders, and the Chairman shall call such a special meeting in accordance with these bylaws for such purpose if the stockholders have not otherwise provided for such ratification.
     Section 3. Regular Meetings.
     Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates and at such time or times as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.
     Section 4. Special Meetings.
     Special meetings of the Board of Directors may be called only by the Chairman, a majority of the stockholders or a majority of the directors and shall be held at such place, on such date, and at such time as fixed in the notice. Notice of the place, date, and time of such special meeting shall be given to each director by whom it is not waived by mailing written notice not less than five days before the meeting or by telegraphing, telecopying or sending by overnight courier the same not less than twenty-four hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.
     Section 5. Quorum.
     At any meeting of the Board of Directors, a majority of the total number of the whole board (rounded up) shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to any place, date or time, without further notice or waiver thereof.
     Section 6. Participation in Meetings by Conference Telephone.
     Notwithstanding any provision of these bylaws to the contrary, members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.
     Section 7. Chairman of the Board.
     The Board of Directors shall elect, at its original meeting and each annual meeting, a Chairman of the Board (the “Chairman”) who shall be a director and who shall hold office until the next annual meeting of the Board and until such Chairman’s successor is elected and qualified or until such Chairman’s earlier resignation or removal by act of the Board. The Chairman shall preside at meetings of the stockholders and of the Board. In the absence of the Chairman, the President shall preside at meetings of the stockholders and the Board.
     Section 8. Conduct of Business.
     At any meeting of the Board of Directors at which the quorum requirement shall be satisfied, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

     Section 9. Compensation of Directors.
     Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees, expenses and other compensation for attendance at regular and special meetings and their services as directors, including, without limitation, their services as members of committees of the Board of Directors. Nothing contained herein shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.
     Section 10. Fiduciary Duties of Directors.
     A director of the corporation shall stand in a fiduciary relation to the corporation and shall perform his duties as a director, including his duties as a member of the Board of Directors upon which such director may serve, in good faith, in a manner which such director reasonably believes to be in the best interest of the corporation, and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances.
     Absent breach of fiduciary duty, lack of good faith or self-dealing, any action as a director shall be presumed to be in the best interests of the corporation.
     Section 11. Removal of Directors.
     Any director of the corporation may be removed at any time, with or without cause, by a majority vote of the stockholders.
ARTICLE III — COMMITTEES
     Section 1. Committees of the Board of Directors.
     The Board of Directors, by a vote of a majority of the whole Board, may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board, and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend or to authorize the issuance of stock if the resolution which designates the committee or a supplemental resolution of the Board of Directors shall so provide. In the absence or disqualification of any member of any committee and any alternate member in such member’s place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member. The Board of Directors may, from time to time, suspend, alter, continue or terminate any committee or the powers and functions thereof.
     Section 2. Officers’ Committees.
     Subject to the approval of the Board, the Chairman may appoint, or may provide for the appointment of, committees consisting of officers or other persons, with chairmanships, vice chairmanships and secretaryships and such duties and powers as the Chairman may, from time to time, designate and prescribe. The Board or the Chairman may, from time to time, suspend, alter, continue or terminate any of such committees or the powers and functions thereof.
     Section 3. Conduct of Business.
     Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

ARTICLE IV — OFFICERS
     Section 1. Generally.
     The officers of the corporation shall consist of a President, one or more Vice Presidents, a Secretary, a Treasurer and such other officers as may from time to time be appointed by the Board of Directors. Officers shall be elected by the Board of Directors which shall consider that subject at its first meeting after every annual meeting of stockholders. Each officer shall hold office until such officer’s successor is elected and qualified or until such officer’s earlier resignation or removal. One person may hold more than one of the offices specified in this section and may have such other titles as the Board of Directors may determine.
     Section 2. President.
     The President shall be the chief executive officer of the corporation. Subject to the provisions of these bylaws and to the direction of the Board of Directors, the President shall have the responsibility for the general management and control of the business and affairs of the corporation and shall perform all duties and have all powers which are commonly incident to the office of chief executive or which are delegated to the President by the Board of Directors. The President shall have the power to sign all stock certificates, contracts and other instruments of the corporation which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the corporation.
     Section 3. Vice President.
     There may be such number of Vice Presidents as the Board of Directors shall appoint. Any such Vice President shall have such powers and duties as may be delegated to the Vice President by the Board of Directors. A Vice President may be designated by the Board of Directors to perform the duties and exercise the powers of the President in the event of the President’s absence or disability. In the absence of the Chairman and the President, one Vice President so designated by the Board of Directors shall preside at meetings of the stockholders and the Board of Directors.
     Section 4. Treasurer/Assistant Treasurer.
     The Treasurer shall have the responsibility for maintaining the financial records of the corporation and shall have custody of all monies and securities of the corporation. The Treasurer shall make such disbursements of the funds of the corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the corporation. The Treasurer shall also perform such other duties as the Board of Directors may from time to time prescribe. Without limiting the provisions of Sections 1 or 6 of this Article IV, the Board of Directors may also elect an Assistant Treasurer, if deemed necessary or appropriate, who shall have such powers and duties of the Treasurer, as determined by the Board of Directors.
     Section 5. Secretary/Assistant Secretary.
     The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board of Directors. The Secretary shall have charge of the corporate books and shall perform such other duties as the Board of Directors may from time to time prescribe. Without limiting the provisions of Sections 1 or 6 of this Article IV, the Board of Directors may also elect an Assistant Secretary, if deemed necessary or appropriate, who shall have such powers and duties of the Secretary, as determined by the Board of Directors.
     Section 6. Delegation of Authority.
     The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.
     Section 7. Removal.
     Any officer of the corporation may be removed at any time, with or without cause, by the Board of Directors.

     Section 8. Action with Respect to Securities of Other Corporations.
     The Board shall designate the officers as it deems appropriate who shall have power to vote and otherwise act on behalf of the corporation, in person or by proxy, at any meeting of stockholders of, or with respect to, any action of stockholders of any other corporation in which this corporation may hold securities and otherwise to exercise any and all rights and powers which this corporation may possess by reason of its ownership of securities in such other corporation.
ARTICLE V — INDEMNIFICATION OF OFFICERS,
DIRECTORS, EMPLOYEES AND AGENTS
     Section 1. Availability of Indemnification.
     The corporation shall indemnify any director, officer, other employee or agent, who was or is a party to, or is threatened to be made a party to or who is called as a witness in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the corporation by reason of the fact that he is or was serving at the request of a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding unless the act or the failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.
     Section 2. Extent of Indemnification.
     The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction, howsoever embodied, of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. It is the policy of the corporation that the indemnification of, and advancement of expenses to, directors, officers, employees and other agents of the corporation shall be made to the fullest extent permitted by law. To this end, the provisions of this Article V shall be deemed to have been amended for the benefit of directors, officers, employees and other agents of the corporation effective immediately upon any modification of the General Corporation Law of the State of Delaware (the “GCL”) which expands or enlarges the power or obligation of corporations organized under the GCL to indemnify, or advance expenses to, directors, officers, employees and other agents of the corporation.
     Section 3. Promise to Repay Corporation.
     The corporation shall pay expenses incurred by an officer, director or other employee or agent, in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.
     Section 4. Duration of Right to Indemnification.
     The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors of such person.
     Section 5. Indemnification of Fund.
     The corporation shall have the authority to create a fund of any nature, which may, but need not be, under control of a trustee, or otherwise secure or insure in any manner, its indemnification obligations, whether arising under these bylaws or otherwise. The authority granted by this Section 5 shall be exercised by the Board of Directors of the corporation.
     Section 6. Contract for Indemnification.
     A contract shall be deemed to exist between the corporation and each director and officer of the corporation with respect to indemnification and advancement of expenses as provided by this Article V and as otherwise provided by applicable law.
     Section 7. In General.
     The provisions of this Article V shall not be deemed to preclude the indemnification of, or advancement of expenses to, any person who is not specified in Section l of this Article V but whom the corporation has the power or obligation to indemnify of the GCL or otherwise.
ARTICLE VI — STOCK
     Section 1. Certificates of Stock.
     Each stockholder shall be entitled to a certificate signed by, or in the name of the corporation by, the President and the Secretary, or such other officers as authorized by the Board, certifying the number of shares owned by such stockholder.
     Section 2. Transfers of Stock.
     Transfers of stock shall be made only upon the transfer books of the corporation kept at an office of the corporation or by transfer agents designated to transfer shares of the stock of the corporation. Except where a certificate is issued in accordance with Section 4 of this Article VI, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.
     Section 3. Record Date.
     In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
     In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.
     In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
     Section 4. Lost and Stolen Stock Certificates.
     In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

     Section 5. Regulations.
     The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.
ARTICLE VII — PURPOSE
     Section 1. Purpose.
     The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
ARTICLE VIII — NOTICES
     Section 1. Notices.
     Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent, shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, by sending such notice by Federal Express or similar overnight courier, by sending such notice by prepaid telegram or mailgram or by sending such notice by telecopy or similar facsimile transmission. Any such notice shall be addressed to such stockholder, director, officer, employee, or agent at his or her last known address as the same appears on the books of the corporation. The time when such notice is received, if hand delivered, or dispatched, if delivered through the mails, by overnight courier, by telegram or mailgram, or by telecopy or similar facsimile shall be the time of the giving of the notice.
     Section 2. Waivers.
     A written waiver of any notice, signed by a stockholder, director, officer, employee or agent, whether before of after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

ARTICLE IX — MISCELLANEOUS
     Section 1. Corporate Seal.
     The Board of Directors may provide a suitable seal, containing the name of the corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or Secretary or by an Assistant Secretary or Assistant Treasurer.
     Section 2. Reliance upon Books, Reports and Records.
     Each director, each member of any committee designated by the Board of Directors, and each officer of the corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of an account, information, statements or other records of the corporation, including reports made to the corporation by any of its officers, employees or counsel, by an independent certified public accountant, or by an appraiser selected with reasonable care. An action shall not be considered taken in good faith if the director, committee member or officer has knowledge concerning the matter in question that would cause such director’s reliance to be unwarranted.
     Section 3. Fiscal Year.
     The fiscal year of the corporation shall be as fixed by the Board of Directors.
     Section 4. Time Periods.
     In applying any provision of these bylaws which require that an act be done or not done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

ARTICLE X — AMENDMENTS
     Section 1. Amendments.
     These bylaws may be amended, suspended or repealed in a manner consistent with law at any regular or special meeting of the Board of Directors by vote of a majority of the entire board or at any stockholders meeting called and maintained in accordance with Article I of these bylaws. Such amendment, suspension or repeal may be evidenced by resolution or as the Board may otherwise deem appropriate.
     The undersigned, Secretary of MSSH, Inc. does hereby certify that the foregoing is a true copy of the bylaws of MSSH, Inc. and that such bylaws are in full force and effect as of the date indicated above.

/s/ McDara P. Folan, III
McDara P. Folan, III
Secretary